                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY



                               for the Tender of
                  5% Convertible Subordinated Notes Due 2002



                                   issued by


                              CELLSTAR CORPORATION

     This Notice of Guaranteed Delivery relates to the offer of CellStar Corporation ("CellStar") to exchange (the "Exchange Offer") (i) $366.67 in cash and (ii) at your election, either (a) $400.94 principal amount of 12% Senior Subordinated Notes due February 2007 (the "Senior Notes") or (b) $320.75 principal amount of Senior Notes and $80.19 principal amount of 5% Senior Subordinated Convertible Notes due November 2002 (the "Senior Convertible Notes") or (c) $400.94 principal amount of Senior Convertible Notes for each $1,000 principal amount of currently outstanding 5% Convertible Subordinated Notes due 2002 (CUSIP Nos. 150925AC9, 105925AB1, 150925AA3, U12623AA9) (the
"Existing Subordinated Notes"). Subject to the terms and conditions of the Exchange Offer, CellStar will issue up to an aggregate of $55,000,000 in cash and up to $60,124,000 aggregate principal amount of Senior Notes and $60,124,000 aggregate principal amount of Senior Convertible Notes in exchange for up to $150,000,000 aggregate principal amount of Existing Subordinated Notes, representing 100% of the outstanding principal amount of the Existing



Subordinated Notes, that are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. CellStar will also pay accrued and unpaid interest up to the date of acceptance on Existing Subordinated Notes CellStar accepts for exchange. The Senior Notes and Senior Convertible Notes are sometimes referred to herein as the "Exchange Notes."


     You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the Exchange Offer if you are a registered holder of Existing Subordinated Notes and wish to tender any Existing Subordinated Notes, but (1) the certificates for the Existing Subordinated Notes are not immediately available, (2) time will not permit your certificates for the Existing Subordinated Notes or other required documents to reach The Bank of New York, as exchange agent (the "Exchange Agent"), before 5:00 p.m., New York City time, on _______________, 2002 (or any such later date and time to which the Exchange Offer may be extended (the "Expiration Date")) or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date. This Notice of Guaranteed Delivery or such other form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depository. See the section of the Prospectus dated December ___, 2001 titled "Exchange
Offer."



                 The Exchange Agent for the Exchange Offer is:


                             The Bank of New York
                              101 Barclay Street
                                    21 West
                           New York, New York 10286
                             Attention: Van Brown


                          By Facsimile Transmission:
                                (212) 815-5915

                           Confirm by Telephone or
                            for Information call:
                                   Van Brown
                                (212) 495-1784




  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


--------------------------------------------------------------------------------

Ladies and Gentlemen:

     The undersigned hereby tenders to CellStar Corporation, a Delaware corporation ("CellStar"), upon the terms and subject to the conditions set forth in CellStar's Prospectus dated December ___, 2001, and the related Letter of Transmittal (which, together with the Prospectus and any amendments and supplements thereto, collectively constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Existing Subordinated Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus titled "Exchange Offer."

Principal Amount of Existing Subordinated Notes:______________________________


Certificate Nos. (if available):______________________________________________

Name(s) of Record Holder(s):__________________________________________________

______________________________________________________________________________
                                 (Please Print)
______________________________________________________________________________

Address(es):__________________________________________________________________
                                                                     (Zip Code)

Area Code and Telephone No.:__________________________________________________

Check box if Existing Subordinated Notes will be tendered by book-entry transfer: [_]


------------------------------------------------------------------------------------------------------------------------------------
              ELECTION AS TO FORM OF EXCHANGE OFFER CONSIDERATION FOR HOLDERS EXCHANGING EXISTING SUBORDINATED NOTES
------------------------------------------------------------------------------------------------------------------------------------
If you are accepting the Exchange Offer, you may elect to receive the following for each $1,000 Principal Amount of Existing
Subordinated Notes tendered in the Exchange Offer (CHECK ONE ONLY)(a)
------------------------------------------------------------------------------------------------------------------------------------
[ ] OPTION (A): $366.67 cash, and $400.94 principal amount of Senior Notes.
------------------------------------------------------------------------------------------------------------------------------------
[ ] OPTION (B): $366.67 cash, $320.75 principal amount of Senior Notes, and $80.19 principal amount of Senior Convertible Notes.
------------------------------------------------------------------------------------------------------------------------------------
[ ] OPTION (C): $366.67 cash, and $400.94 principal amount of Senior Convertible Notes.
------------------------------------------------------------------------------------------------------------------------------------
(a) You will receive Option (A) if you fail to check one of the three boxes above.


Account Number:_______________________________________________________________

Signature(s):_________________________________________________________________

Dated: _______________________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   GUARANTEE
                   (Not to be Used for Signature Guarantees)

     The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the Existing Subordinated Notes tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Existing Subordinated Notes into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three Nasdaq National Market System trading days (as defined in the Exchange Offer) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent's Message and certificates for Existing Subordinated Notes or confirmation of book-entry transfer of Existing Subordinated Notes to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:________________________________________________________________

_____________________________________________________________________________
                              Authorized Signature

Address:_____________________________________________________________________
                                                                     Zip Code

Area Code and Telephone No.:_________________________________________________

Name:________________________________________________________________________
                                  Please Print
Title:_______________________________________________________________________

Dated:_______________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR Existing Subordinated NoteS WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

--------------------------------------------------------------------------------